Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated May 1, 2023, with respect to the consolidated financial statements of ACT Genomics Holdings Company Limited, included herein in the post-effective amendment No. 2 to registration statement (No. 333-265284) on Form F-1 of Prenetics Global Limited.

/s/ KPMG

Hong Kong

May 1, 2023